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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

Nevada	27-0099920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3355 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    /x/

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    / /

Securities Act registration file number to which this form relates (if applicable): 333-118827

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        The information required by this Item 1 is incorporated by reference to the information set forth under "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-118827) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on September 3, 2004, as amended on each of October 22, 2004, November 22, 2004, November 24, 2004 and December 8, 2004, and as may be amended after the date hereof (the "Registration Statement"). Such information also will appear in the Registrant's prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.

Item 2.    Exhibits.

        All of the following exhibits have been filed as exhibits to the Registration Statement, and are hereby incorporated by reference.

Exhibit Number	Description of Exhibit
3.1	Certificate of Amended and Restated Articles of Incorporation of Las Vegas Sands Corp. (incorporated by reference to Exhibit 3.1 to the Registration Statement)
3.2	Amended and Restated By-laws of Las Vegas Sands Corp. (incorporated by reference to Exhibit 3.2 to the Registration Statement)
4.1	Form of Specimen Common Stock Certificate of Las Vegas Sands Corp. (incorporated by reference to Exhibit 4.1 to the Registration Statement)

2

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 8, 2004

LAS VEGAS SANDS CORP.
By:	/s/ ROBERT G. GOLDSTEIN Name: Robert G. Goldstein Title: Sr. Vice President

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Certificate of Amended and Restated Articles of Incorporation of Las Vegas Sands Corp. (incorporated by reference to Exhibit 3.1 to the Registration Statement)
3.2	Amended and Restated By-laws of Las Vegas Sands Corp. (incorporated by reference to Exhibit 3.2 to the Registration Statement)
4.1	Form of Specimen Common Stock Certificate of Las Vegas Sands Corp. (incorporated by reference to Exhibit 4.1 to the Registration Statement)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
INDEX TO EXHIBITS